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                                                                   EXHIBIT 10.13
                                                                   GUARANTY

50 Kennedy Plaza
Providence, Rhode Island 02903-2305

This Guaranty (this "Guaranty") is executed and delivered as of the date set forth below by the undersigned guarantor (the "Guarantor") in favor of Fleet Capital Corporation ("FCC"). FCC may, from time to time, enter into agreements with EAGLE GEOPHYSICAL ONSHORE, INC. of 50 Briar Hollow Lane, 6th Floor West, Houston, TX 77027 ("Obligor"). The term "Obligor," if defined to include more than one party, shall mean "Obligor and each of them" and this Guaranty shall secure payment of all of their respective Obligations (hereinafter defined) to FCC. FCC is unwilling to enter into such agreements with Obligor, unless Guarantor absolutely and unconditionally guarantees to FCC the payment and performance of all obligations of Obligor at any time owing to FCC. With knowledge that FCC will enter into agreements with or extend financial accommodations to Obligor in reliance upon the existence of this Guaranty and the validity and enforceability of the obligations and liabilities of Guarantor to FCC contemplated hereby, Guarantor agrees with FCC as follows:

1. Guaranty. Guarantor guarantees to FCC the prompt payment and/or performance of all indebtedness, obligations and liabilities of Obligor at any time owing to FCC, whether direct or indirect, matured or unmatured, primary or secondary, certain or contingent, or acquired by or otherwise created in favor of FCC (the "Obligations"). This Guaranty is a guaranty of payment and not a guaranty of collection. Guarantor guarantees to FCC the punctual and faithful performance by Obligor of each and every Obligation, all without offset or deduction for any reason. Guarantor shall be deemed to be primarily liable on any agreement, document or instrument evidencing any Obligation and will for all purposes be deemed to be a party to any such writing whether or not the undersigned has specifically executed or endorsed such writing.

2. Continuing Nature of Guaranty; Revocation. This Guaranty is a continuing guaranty and shall in all respects be valid and enforceable without regard to the form or the amount of the Obligations in existence at any time. Guarantor may prospectively revoke this Guaranty by sending written notice, certified mail, return receipt requested, to FCC at the address for FCC specified above (the "Revocation Notice"). The revocation of this Guaranty shall not be effective with respect to any Obligation arising on or prior to the date occurring fifteen (15) days after FCC's receipt of the Revocation Notice (the "Revocation Date"), or to any Obligation arising at any time after the Revocation Date if such Obligation arises as the result of a commitment made by FCC to Obligor on or prior to the Revocation Date.

3. Absolute, Unconditional, Joint and Several Nature of Guaranty. The obligations of Guarantor hereunder are absolute and unconditional, and shall be joint and several with each Guarantor executing this Guaranty and each other party that may be liable, directly or indirectly, for the payment or performance of any of the Obligations. If this Guaranty is executed by more than one party, the term "Guarantor" as used herein shall mean (unless the context otherwise requires) "the Guarantor and each of them" and each and every undertaking shall be their joint and several undertaking. If Obligor is a partnership, the obligations of Guarantor herein contained shall remain in full force and effect notwithstanding any changes in the individuals comprising the partnership, and the term "Obligor" shall include any altered or successive partnerships. Guarantor shall not be released from any obligations under or in respect of this Guaranty for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, including:

   (a) Modifications and Indulgences. Any modifications, renewals, or alterations of any agreement, document or instrument relating to any Obligation, or any indulgences,


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        adjustments, preferences, extensions or compromises made by FCC in favor of Obligor or Guarantor or any other party.

   (b) Condition of Obligor or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or similar proceeding affecting Obligor or Guarantor; any sale, lease or other disposition of any of the assets of Obligor or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Obligor or Guarantor; or any termination of, or other change in, the relationship between Obligor and Guarantor.

   (c) Invalidity of Obligations or Other Agreements. The invalidity, illegality or unenforceability of any Obligation for any reason whatsoever, including, but not limited to: the existence of valid defenses, counterclaims or off-sets to any Obligation; the violation of applicable usury or other laws by any Obligation; or the lack of authenticity or genuineness of any document or instrument relating to the Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity or unenforceability of any such other guaranty or security.

   (d) Release of Obligor. Any complete or partial release of Obligor or any other party liable for any Obligation for any reason.

   (e) Release and Care of Collateral; Status of Liens. Any release, surrender, exchange, deterioration, waste, loss or impairment of any real or personal property transferred or assigned by any party as collateral securing payment of any Obligation (the "Collateral"), whether negligent or willful; the failure of FCC or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of FCC to create or properly perfect any mortgage, pledge, transfer or assignment of any Collateral intended to be given by or for the benefit of the Obligor in connection with any Obligation (a "Lien"); the unenforceability of any Lien; the subordination of any Lien to any other lien or encumbrance; or the taking or accepting by FCC of any other security for, or assurance of payment of, any Obligation.

   (f) Other Action or Inaction. Any other action or inaction on the part of FCC, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform any Obligation pursuant to the terms hereof.

It is the obligation of Guarantor to discharge the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any of the Collateral. Guarantor acknowledges that Guarantor may be required to pay the Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Obligor will be liable to perform any Obligations or that FCC will look to any other party to perform any Obligation. FCC may release, or settle with, the Obligor or any Guarantor or any other party. liable, directly or indirectly, for the performance of any Obligation, all without affecting the liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Guarantor, FCC shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments of Obligations made to FCC.

4. Default; Performance of Obligations If Obligor defaults in the payment or performance of any Obligation, if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any document, agreement or instrument evidencing an Obligation, or if there is



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a liquidation, bankruptcy, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of Obligor or any Guarantor or other party liable to FCC in respect of the Obligations, then the obligations of Guarantor hereunder shall, at the option of FCC, become immediately due and payable and Guarantor shall pay directly to FCC the sums which Obligor is obligated to pay to FCC, whether by acceleration or otherwise, and promptly perform all other Obligations. Guarantor shall be liable, as principal obligor and not as a surety or guarantor only, for all attorneys' fees and other costs and expenses incurred by FCC in connection with FCC's enforcement of this Guaranty, together with interest on all amounts recoverable under this Guaranty, compounded monthly in arrears, from the time such amounts become due and payable until the date of payment at the lesser of FCC's then current late charge rate of interest or the highest rate permitted by applicable law. If FCC is required to return any payment made to FCC by or on behalf of Obligor, whether as a result of Obligor's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts, notwithstanding that the original of this Guaranty may have been returned to Guarantor and/or otherwise canceled.

5. Waivers.  Guarantor waives:

   (a) Action Against Others. Any right to require FCC to: institute suit or exhaust remedies against Obligor or any other party liable for any Obligation; enforce FCC's rights in any of the Collateral or other security which is at any time given to secure any Obligation; enforce FCC's rights against any other Guarantor or any other party liable on any Obligation; join Obligor or any other party liable for any Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to FCC or resort to any other means of obtaining payment or performance of any Obligation.

   (b) Notices. Notice of the execution, delivery or acceptance by FCC, Obligor or any other party, of this Guaranty or any document, agreement or instrument evidencing any Obligation; notice of the amount of credit extended by FCC to Obligor at any time, whether primary or secondary; notice of modifications or extensions of any Obligation; notice of defaults, or other non-performance by Obligor in connection with any Obligation; notice of the transfer or disposition by FCC of any Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by FCC; demand and presentation for payment upon Obligor or any other party liable for any Obligation; protest, notice of intention to accelerate or notice of acceleration of any Obligation, notice of protest and diligence in bringing suit against Obligor or any other party; and any other action or inaction on the part of FCC in connection with this Guaranty or any Obligation.

   (c) Notices. Any right which Guarantor may at any time have against Obligor, or any other party liable for any Obligation, as a result of the performance by Guarantor of its obligations under this Guaranty, including, but not limited to contractual, statutory and common law rights of subrogation, reimbursement, indemnification, set-off or contribution, until all Obligations owing to FCC have been paid and performed in full.

   (d) Suretyship Defenses. Any defenses which Guarantor may have or assert against the enforcement of this Guaranty or any Obligation based upon suretyship principles or any impairment of Collateral.

6. Representations and Warranties. Guarantor represents and warrants to FCC that:

   (a) Benefit. Guarantor has received, or will receive, substantial benefit from the agreements and transactions giving rise to the Obligations and this Guaranty.



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   (b)  No Representation by FCC. Neither FCC nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

   (c) Access to Information. Guarantor has adequate means to obtain continuing and sufficient information concerning the financial and business condition of the Obligor and other parties liable in respect of the Obligations.

   (d) Financial Condition; Solvency. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities.

   (e) Financial Statements. (i) within 120 days after the last day of each fiscal year of Guarantor, consolidated financial statement including a balance sheet, income statement, statement of retained earnings and a statement of cash flows each prepared in accordance with generally accepted accounting principles consistently applied with a report signed by an independent certified public accountant satisfactory to FCC; and
        (ii) within 45 days after the close of each quarter of each fiscal year of Guarantor, consolidated financial statements similar to those described in the immediately preceding clause, prepared by Guarantor and certified by the chief financial officer of Guarantor.

   (f) Financial Covenants. Guarantor shall comply, with all of the following financial covenants:

        i. Current Ratio. Guarantor shall maintain a Current Ratio, of not less than 1 .1 5 to 1, determined as of the end of Guarantor's fiscal year.

        ii. Minimum Tangible Net Worth. Guarantor's minimum Tangible Net Worth shall be not less than (a) $45,000,000.00 or (b) 95% of the equity raised by the August 11, 1997, initial public offering of the common stock, plus 70% of positive Net Income determined as of the end of Guarantor's fiscal quarter .

        iii. Minimum Quarterly Cash Flow. Guarantor's ratio of cash flow to Debt Service.

        iv. Disparity between proforma and audited results for fiscal year 1997. Guarantor's audited figures for Guarantor's fiscal year 1997 shall not be qualified or materially different from the proforma information that Lender has already received and reviewed.

        v. Certification of Compliance. Guarantor will furnish, within 45 days of the end of Guarantor's fiscal quarter, and within 120 days of each Guarantor's fiscal year end, a Compliance Certificate, substantially in the form of Exhibit A hereto, certified by Guarantor's chief financial officer, as to the compliance with the above-referenced covenants.

For purposes of calculating the foregoing covenants, the following definitions shall apply:

"Cash Flow" shall be defined as the sum of net income plus depreciation and other non-cash charges less non-cash income of Guarantor.

"Current Assets" shall mean at any time, all assets that should in accordance with GAAP, be classified as current assets.



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"Current Liabilities" shall mean at any time, all liabilities that should in accordance with GAAP, be classified as current liabilities.

"Current Ratio" shall be defined as Current Assets divided by Current Liabilities, excluding current maturities of long term debt.

"Debt Service" shall be defined for any fiscal quarter as the sum of (a) principal amounts required to be paid during such quarter on indebtedness other than in connection with Guarantor's revolving line of credit with Bank One, Texas, N.A., plus (b) lease payments required to be paid during such quarter in connection with capital leases, plus (c) the outstanding principal balance due at the beginning of such quarter on Guarantor's revolving line of credit with Bank One, Texas, N.A., divided by sixteen.

"GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

"Person" means an individual, company, corporation, partnership, limited partnership, joint venture, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

"Tangible Net Worth" means the total assets of Guarantor exclusive of (a) those assets classified as intangible, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges,
(b) treasury stock and minority interests in any Person, (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, allowances for depreciation, depletion, obsolescence and/or amortization or properties, uncollectible accounts, and contingent but probable liabilities as to which an amount can be established, (e) deferred taxes and (f) all assets arising from advances to officers, former officers or sales representatives of Guarantor made outside of the ordinary course of business; less total liabilities of Guarantor.

All other financial terms contained herein that are not specifically defined herein shall have meanings determined in accordance with GAAP. The foregoing covenants shall be calculated based on Guarantor's consolidated financial statements.

7. Subordination. Guarantor further agrees that: (i) all present and future indebtedness of Obligor to Guarantor ("Subordinated Debt") shall be and hereby is subordinated to the Obligations; (ii) Guarantor shall not demand, nor accept from Obligor or any other person, any payment or transfer of property on account of the Subordinated Debt and shall not cancel, set-off or otherwise discharge any part of the Subordinated Debt; and (iii) Guarantor contemporaneously herewith and from time to time hereafter shall on request deliver to FCC any and all documents, instruments, notes or certificates evidencing any such indebtedness. Notwithstanding the foregoing, so long as there is no event of default under any agreement associated with the Obligations or the Subordinated Debt, Guarantor may receive and Obligor may pay (but not prepay) scheduled installment payments of principal and/or interest from Obligor strictly in accordance with the-terms of the documents and instruments evidencing the Subordinated Debt, provided, however, that in no event may any Subordinated Debt be prepaid (whether or not permitted or contemplated by the terms of such documents or instruments) without the prior written consent of FCC.



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Upon the request of FCC, Guarantor shall deliver to FCC a certified statement of the outstanding Subordinated Debt, specifying in detail the time at which permitted payments were made, if any.

8. Governing Law; Miscellaneous. THIS GUARANTY AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF RHODE ISLAND COURTS IN CONNECTION WITH FCC'S ENFORCEMENT OF ANY OBLIGATIONS UNDER OR IN RESPECT OF THIS GUARANTY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY. Time is of the essence in the payment and performance of all Obligations and all of Guarantor's obligations and liabilities owing to FCC hereunder. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Guarantor and FCC. This Guaranty constitutes the entire agreement of Guarantor and FCC relative to the subject matter hereof, and there are no prior or contemporaneous understandings or agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. No subsequent modification of, or supplement to, this Guaranty shall be enforceable against any party hereto unless the same is in writing and is duly signed by an authorized officer or representative of the party against whom enforcement is sought. Guarantor agrees that FCC may, without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which all or any portion of the Obligations are transferred, assigned or negotiated (an "Assignee"), and Guarantor shall execute and deliver to FCC upon FCC's request such further and additional documents, instruments and assurances as FCC deems necessary (a) in order to acknowledge and confirm for the benefit of FCC or any Assignee all of the terms and conditions this Guaranty and FCC's or Assignee's rights with respect thereto, and Guarantor's compliance with all of the terms and provisions hereof and (b) to preserve, protect and perfect FCC's or Assignee's right, title or interest hereunder and in any Collateral or other property securing any Obligations or any obligations of Guarantor owing to FCC or any Assignee, including without limitation, such UCC financing statements or amendments, corporate resolutions, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Guarantor's obligations owing to FCC or any Assignee and its representations and warranties with respect thereto as of the dates requested by FCC from time to time.



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The undersigned, pursuant to due corporate or partnership authority, as appropriate, has or have caused this Guaranty to be executed as of the date set forth below.

Dated as of: January 28, 1998

Witness/Attest/Notary Public:             CORPORATE GUARANTOR:

    /s/ Barbara Poindexter                EAGLE GEOPHYSICAL, INC.
---------------------------------------
Name:     Barbara Poindexter              By:    /s/ R. W. McNairy
     ----------------------------------      -----------------------------------
Address:  50 Briar Hollow Lane, GW        Name:  R.W. McNairy
        -------------------------------        ---------------------------------
          Houston, Texas 77027            Title: Vice President - CFO/Secretary
---------------------------------------         --------------------------------
                                          Taxpayer ID:  76-0522659
                                                      --------------------------


                                          By:    /s/ Jay N. Silverman
                                             -----------------------------------
                                          Name:    Jay N. Silverman
                                               ---------------------------------
                                          Title: President and CEO
                                                --------------------------------




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